Exhibit 4-C

FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of October 24, 2019, but effective as of July 21, 2017 (the “First Amendment Effective Date”), and is by and among:
(a)    DONALDSON COMPANY, INC., a Delaware corporation (the “Company”);
(b)    the Lenders party to the Credit Agreement referenced below; and
(c)    WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).
Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Company, the Borrowing Subsidiaries party thereto, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and L/C Issuer, are parties to that certain Credit Agreement dated as of July 21, 2017 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the parties hereto wish to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed as follows:
1.    Amendments to Credit Agreement. Effective as of the First Amendment Effective Date, the Credit Agreement shall be amended as follows:
(a)    The definition of “Total Indebtedness” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:
“Total Indebtedness” means all Indebtedness of the Company and its Subsidiaries, excluding (i) contingent obligations in respect of letters of credit and Guarantees (except, in each case, to the extent constituting Guarantees in respect of Indebtedness of a Person other than the Company or any Subsidiary), (ii) obligations under Swap Contracts, (iii) Indebtedness of the Company to Subsidiaries and Indebtedness of Subsidiaries to the Company or to other Subsidiaries and (iv) solely for purposes of any determination of Total Indebtedness as of any date during any period ending on or prior to July 31, 2019 (excluding any determination of Total Indebtedness for purposes of any calculation of pro forma compliance made on or after October 24, 2019), obligations arising in respect of the Guarantee by the Company of the Indebtedness of Advanced Filtration Systems Inc.
(b)    Section 1.04 of the Credit Agreement is amended in its entirety to read as follows:
1.04    Rounding. Any financial ratio required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number); provided that for the avoidance of doubt, it is understood and agreed that solely for purposes of determining the Applicable Rate, the Company shall calculate the Leverage Ratio without giving effect to any rounding of the result of such calculation.
2.    Representations and Warranties. The Company hereby represents and warrants that both immediately before and immediately after the effectiveness hereof:
(a)    The representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except for purposes of this Section 2(a), the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively of Section 6.01 of the Credit Agreement.
(b)    Since July 31, 2016, nothing has occurred (singly or in aggregate with all other occurrences) that has had, or could reasonably be expected to have, a Material Adverse Effect.
(c)    No Default or Event of Default has occurred and is continuing as of the date of this Amendment.
3.    Effectiveness. This Amendment is a Loan Document and shall become effective upon satisfaction of the following conditions precedent:
(a)    receipt by the Administrative Agent of executed counterparts of this Amendment duly executed by the Company, the Administrative Agent and each Lender; and
(b)    receipt by the Administrative Agent of an amendment fee, for the ratable account of the applicable Lenders and the L/C Issuer, in an amount equal to 0.0288% of the sum of (i) the amount of the Aggregate Revolving Credit Commitments in effect as of the date of this Amendment, plus (ii) the aggregate principal amount of the Term Loans outstanding as of the date of this Amendment.
4.    References; Effect; Etc. Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby. Except as specifically amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
5.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.
6.    Counterparts. This Amendment may be executed in any number of counterparts (and by the different parties hereto on separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

7.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
8.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute and deliver this Amendment as of the date first above written.
DONALDSON COMPANY, INC.
By: /s/ Robert Van Nelson
Name: Robert Van Nelson
Title: Treasurer

[Signature Page to First Amendment to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, L/C Issuer and a Lender
By: /s/ Greg Strauss
Name: Greg Strauss
Title: Director

[Signature Page to First Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender
By:/s/ Edward B. Hanson
Name: Edward B. Hanson
Title: Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

BANK OF THE WEST,
as a Lender
By: /s/ Jeffrey Svien
Name: Jeffrey Svien
Title: Director

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender
By: /s/ Christopher A. Salek
Name: Christopher A. Salek
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

BRANCH BANKING AND TRUST COMPANY,
as a Lender
By: /s/ Trevor H. Williams
Name: Trevor H. Williams
Title: Assistant Vice President

[Signature Page to First Amendment to Credit Agreement]

MUFG BANK, LTD.,
as a Lender
By: /s/ Victor Pierzchalski
Name: Victor Pierzchalski
Title: Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

MIZUHO BANK (USA),
as a Lender
By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

[Signature Page to First Amendment to Credit Agreement]

KBC BANK N.V.,
as a Lender
By: /s/ Nicholas Fiore
Name: Nicholas Fiore
Title: Director
By: /s/ Francis Payne
Name: Francis Payne
Title: Managing Director